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                                                                    Exhibit 99.2


Contact:
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Colleen T. White, Corporate Communications - 201-847-5369
Patricia A. Spinella, Investor Relations - 201-847-5453


           BD ANNOUNCES RESULTS OF SHAREHOLDER VOTES AT ANNUAL MEETING

Franklin Lakes, NJ (February 1, 2005) -BD (Becton, Dickinson and Company) (NYSE:BDX) announced that its shareholders, at the Company's Annual Meeting of Shareholders today, elected Basil L. Anderson, Gary A. Mecklenburg, James E. Perrella and Alfred Sommer, M.D. to the Board of Directors for three-year terms. Additionally, shareholders ratified the selection of Ernst & Young as BD's independent registered public accounting firm and approved BD's Performance Incentive Plan. In other business, shareholders rejected a proposal that would provide for cumulative voting in the election of directors.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.


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